UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 18, 2005
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                          Asbury Automotive Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
     -----------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


          5511                                            01-0609375
--------------------------                 ------------------------------------
 (Commission File Number)                    (IRS Employer Identification No.)

  622 Third Avenue, 37th Floor, New York, NY                       10017
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  (Address of principal executive offices)                       (Zip Code)

                                 (212) 885-2500
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

          Asbury Automotive Tampa L.L.C. ("Asbury Tampa"), a wholly owned subsidiary of Asbury Automotive Group, Inc. (the "Company"), and Jeffrey I. Wooley ("Mr. Wooley") entered into an agreement (the "Wooley Agreement") dated as of March 18, 2005 and effective as of March 31, 2005 (the "Wooley Effective Date"), which amends Mr. Wooley's existing Employment Agreement with Asbury Tampa dated September 1, 2003 (the "Original Wooley Agreement"). The Company's Compensation Committee and the Board of Directors approved the terms of the Wooley Agreement on February 23, 2005, subject to final agreement by Mr. Wooley.

         A copy of the Wooley Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Wooley Agreement. The significant provisions of the Wooley Agreement are as follows:

o Asbury Tampa has agreed to make a lump sum payment to Mr. Wooley in the amount of $500,000, less applicable withholdings and taxes, on or before March 31, 2005 to satisfy any monetary and non-monetary obligations that may have been owed to Mr. Wooley by Asbury Tampa or any of its affiliates under the terms of the Original Wooley Agreement.

o Mr. Wooley, who is currently the President and Chief Executive Officer of Asbury Tampa, will continue to be employed by Asbury Tampa, but will resign his current positions and assume the title of Chairman. In addition to the amounts described below, he will receive an annual salary in the amount of $100,000 as his compensation during the Wooley Term (as defined below).

o As the Chairman of Asbury Tampa, Mr. Wooley will be expected to provide general advice regarding the operations of Asbury Tampa, as well as fulfill additional responsibilities as he may be assigned from time to time, but will not be deemed an officer or director of Asbury Tampa and will not have the independent authority to conduct business on behalf of, or to legally bind, Asbury Tampa or any of its affiliates. Mr. Wooley and Asbury Tampa acknowledge that this Chairman position constitutes part-time employment with Asbury Tampa.

o Mr. Wooley's employment as Chairman will commence on the Wooley Effective Date and expire on the fifth anniversary of the Wooley Effective Date (the "Wooley Term"), unless sooner terminated in accordance with the terms of the Wooley Agreement and the Original Wooley Agreement.

o Mr. Wooley will be entitled to use an office at located at one of Asbury Tampa's dealership locations and will be provided with a part-time executive assistant who will be paid a base salary of $40,000 per year by Asbury Tampa, plus all benefits that similar employees of Asbury Tampa may be eligible to receive and/or participate in.

o During the Wooley Term, Mr. Wooley will be entitled to participate in all life insurance, medical insurance, disability insurance and other benefits that may be provided to the employees of Asbury Tampa from time to time, subject to the terms and eligibility requirements of the plan documents of each respective insurance or other benefit plan.

o If Mr. Wooley's employment is terminated without Cause or by Mr. Wooley for Good Reason (as such terms are defined in the Original Wooley Agreement), Mr. Wooley shall continue to receive through the end of the Wooley Term, the benefits and perquisites set forth in the Original Wooley Agreement, which include, among other things:

     i. life insurance, medical insurance, disability insurance and other benefits comparable to those provided to the Asbury Tampa's other senior executive offices and permitted under applicable law;

     ii.  paid vacation time;

     iii. reimbursement for annual dues for membership in two country clubs selected by Mr. Wooley, which dues are not to exceed $20,000; and

     iv. the use by Mr. Wooley and his family of four demonstrator vehicles selected from the inventory of the Asbury Tampa's dealerships.

o In the event of Mr. Wooley's termination of employment with Asbury Tampa prior to the end of the Wooley Term, providing that such termination was not due to his death or disability, or was not for Cause or upon voluntary resignation, he may continue to participate in Asbury Tampa's medical insurance plan, until the earliest of (i) Mr. Wooley becoming eligible for coverage under a similar plan of a subsequent employer; (ii) Asbury Tampa's failing to obtain coverage for Mr. Wooley under such plan with the applicable insurer of such plan; (iii) such arrangement becoming prohibited by law or regulation; and (iv) Mr. Wooley's failure to comply with Asbury Tampa's payment requirements for continued participation in such plan.

o From the date of Mr. Wooley's termination until the end of the Wooley Term, Mr. Wooley shall be entitled to participate in Asbury Tampa's medical insurance plan at the contribution rate in effect as of such termination date. After the Wooley Term, Mr. Wooley may continue to participate in the Asbury Tampa's medical insurance plan at his own expense, subject to subparagraphs (i) to (iv) set forth in the paragraph above.

         Asbury Automotive Arkansas L.L.C. ("Asbury Arkansas"), a wholly owned subsidiary of the Company, Asbury Automotive Group L.L.C. ("Asbury Group"), McLarty Companies, Inc. ("McLarty Companies"), and Thomas F. McLarty, III ("Mr. McLarty") entered into an agreement (the "McLarty Agreement") dated as of March 21, 2005 and effective as of February 1, 2005 (the "McLarty Effective Date"), which amends Mr. McLarty's existing Employment and Consulting Agreement among Asbury Arkansas, Asbury Group, McLarty Companies and Mr. McLarty, dated May 1, 2002 (the "Original McLarty Agreement"). The Company's Compensation Committee and the Board of Directors approved the terms of the McLarty Agreement on February 23, 2005, subject to final agreement by Mr. McLarty.

         A copy of the McLarty Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2, and the following summary is qualified in its entirety by reference to the McLarty Agreement. The significant provisions of the McLarty Agreement are as follows:

o Asbury Arkansas has agreed to make a lump sum payment to Mr. McLarty in the amount of $1,300,000, less applicable withholdings and taxes, on or before March 31, 2005 to satisfy any monetary and non-monetary obligations that may have been owed to Mr. McLarty or McLarty Companies by Asbury Arkansas or Asbury Group under the terms of the Original McLarty Agreement.

o    All provisions or clauses of the Original McLarty Agreement that require
     (i) Mr. McLarty and McLarty Companies to provide consulting services to Asbury Arkansas, Asbury Group and any of their respective affiliates, and
     (ii) Asbury Arkansas and Asbury Group to pay consulting fees to Mr. McLarty and McLarty Companies, are terminated pursuant to the terms of the McLarty Agreement.

o The Original McLarty Agreement will be renamed "Employment Agreement" and, as of the McLarty Effective Date, McLarty Companies and Asbury Group will no longer be parties to the Original McLarty Agreement.

o Mr. McLarty will continue to be employed by Asbury Arkansas, but will resign his current positions and assume the title of Chairman. In addition to the amounts described below, he will receive an annual salary in the amount of $100,000 as his compensation during the remainder of the McLarty Term (as defined below).

o As the Chairman of Asbury Arkansas, Mr. McLarty will be expected to provide general advice regarding the operations of Asbury Arkansas, as well as fulfill additional responsibilities as he may be assigned from time to time consistent with the position of Chairman, but will not be deemed an officer or director of Asbury Arkansas and will not have the independent authority to conduct business on behalf of, or to legally bind, Asbury Arkansas or any of its affiliates. Mr. McLarty and Asbury Arkansas acknowledge that this Chairman position constitutes part-time employment with Asbury Arkansas.

o Mr. McLarty's employment with Asbury Arkansas will expire on the fifth anniversary of the McLarty Effective Date (the "McLarty Term"), unless sooner terminated in accordance with the terms of the McLarty Agreement and the Original McLarty Agreement.

o Asbury Arkansas will reimburse Mr. McLarty a total of $3,300 per month for all lease, rent, utilities and common area and maintenance expenses, and any and all other miscellaneous expenses relating to his office space.

o Asbury Arkansas will permit Mr. McLarty to hire and/or retain one executive assistant who will receive a base salary of approximately $30,000 per year paid by Asbury Arkansas, plus all benefits that similar full-time employees of Asbury Arkansas may be eligible to receive and/or participate in.

o During the McLarty Term, Mr. McLarty will be entitled to participate in all life insurance, medical insurance, disability insurance and other benefits that may be provided to the employees of Asbury Arkansas from time to time, subject to the terms and eligibility requirements of the plan documents of each respective insurance or other benefit plan.

o Asbury Arkansas will continue to pay the monthly leasing (but not insurance) costs for two vehicles leased on Mr. McLarty's behalf.

o So long as Mr. McLarty is an employee of Asbury Arkansas, or as otherwise expressly consented to in writing by Asbury Arkansas to the fullest extent permitted under applicable law, he will not directly or indirectly engage in, participate in, in represent in any way or be connected with, as an officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor or stockholder (except for the ownership of a less than 5% stock interest in a publicly traded corporation), any franchised motor vehicle business within 80 miles of any retail motor vehicle dealership currently owned by Asbury Arkansas within the State of Arkansas competing with the franchised motor vehicle business of Asbury Arkansas.

o Upon the termination of Mr. McLarty's employment, the following provisions shall apply:

o In the event Mr. McLarty's employment is terminated Without Cause or for Good Reason and Mr. McLarty receives severance payments under the Original McLarty Agreement, the provisions of the non-compete described above shall continue from the date Mr. McLarty's employment was terminated (the "McLarty Termination Date") to the end of the McLarty Term.

o In the event that Mr. McLarty's employment is terminated Without Cause or for Good Reason and Mr. McLarty has waived his right to receive severance payments under the Original McLarty Agreement, the provisions of the non-compete described above shall terminate upon the McLarty Termination Date.

o In the event that Mr. McLarty's employment is terminated for Cause or Mr. McLarty terminates his employment without Good Reason, the provisions of the non-compete described above shall continue in effect for a period of one year following the McLarty Termination Date.

o In the event Mr. McLarty's employment terminates due the expiration of the McLarty Agreement, the provisions of the non-compete described above shall no longer apply as of the date Mr. McLarty actually stops performing services for Asbury Arkansas.


Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.

               Exhibit No.    Description

                  10.1        Agreement between Asbury Automotive Tampa L.L.C.
                              and Jeffrey I. Wooley, dated March 18, 2005.

                  10.2 Agreement between Asbury Automotive Arkansas L.L.C., Asbury Automotive Group LLC, McLarty Companies, Inc. and Thomas F. McLarty, III, dated March 21, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ASBURY AUTOMOTIVE GROUP, INC.



Date:  March 22, 2005        By:    /s/ Kenneth B. Gilman
                                    --------------------------------------
                             Name:  Kenneth B. Gilman
                             Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.      Description

10.1 Agreement between Asbury Automotive Tampa L.L.C. and Jeffrey I. Wooley, dated March 18, 2005.

10.2 Agreement between Asbury Automotive Arkansas L.L.C., Asbury Automotive Group LLC, McLarty Companies, Inc. and Thomas F. McLarty, III, dated March 21, 2005.